Exhibit 99.1

We Sell for U Corp Announces a Two for One Stock Split in the Form of a Stock Dividend and a Change of the State of Incorporation to Delaware

MELBOURNE, Australia--(BUSINESS WIRE)--March 31, 2009--We Sell for U Corp (OTCBB:WSFU) announced today a two for one stock split in the form of a stock dividend and that it intended to change its state of incorporation to Delaware. In order to undertake the two for one stock split and the change of the state of incorporation, shareholder approval will be required to an increase in the authorized capital of the Company and to the change of the state of incorporation. Documentation is being prepared to distribute to shareholders. A record date for the stock split will be set when the shareholder documentation is completed.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s fiscal 2008 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

CONTACT:
We Sell For U Corp
Mr. Joseph Gutnick, +011 613 8532 2800
Chief Executive Officer
Fax: +011 613 8532 2805
josephg@axisc.com.au
or
We Sell 4 U Corp
General Manager Business
New York Office
212-223-0018
Fax: 212-223-1169
mordig@axisc.com.au